EXHIBIT 11


                        EXIDE ELECTRONICS GROUP, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (in thousands, except per share data)





PRIMARY

                                                       Three Months Ended          Six Months Ended
                                                            March 31,                  March 31,
                                                       ------------------         ------------------
                                                         1997       1996            1997       1996
                                                         ----       ----            ----       ----

Net income (loss) before extraordinary item            $   498    $(8,991)       $ 1,457     $(8,578)
Preferred stock dividends and accretion                    342         67            684          67
                                                           ---        ---            ---         ---
Net income (loss) applicable to common shareholders
  before extraordinary item                            $   156    $(9,058)       $   773     $(8,645)
Extraordinary item                                       2,376         --          2,376          --
                                                         -----      -----          -----       -----
Net loss applicable to common shareholders             $(2,220)   $(9,058)       $(1,603)    $(8,645)
                                                       =======    =======         =======    =======

Income (loss) per share before extraordinary item      $  0.02    $ (0.97)       $  0.08     $ (0.93)
Extraordinary item                                       (0.24)        --          (0.24)         --
                                                         -----      -----          -----       -----
Net loss per common and equivalent share               $ (0.22)   $ (0.97)       $ (0.16)    $ (0.93)
                                                       =======    =======         =======    =======
Primary Share Base:

Weighted average number of common and
   equivalent shares outstanding                        10,051      9,313          10,018     9,272
                                                        ======      =====          ======     =====

FULLY DILUTED(1)

                                                        Three Months Ended          Six Months Ended
                                                              March 31,                 March 31,
                                                        ------------------        ------------------
                                                         1997        1996           1997       1996
                                                         ----        ----           ----       ----

Income (loss) before extraordinary item                $   498    $(8,991)       $ 1,457     $(8,578)
Extraordinary item                                       2,376         --          2,376          --
                                                         -----      -----          -----       -----
Net loss applicable to common shareholders             $(1,878)   $(8,991)       $  (919)    $(8,578)
                                                       =======    =======         =======    =======

Income (loss) per share before extraordinary item      $  0.04    $ (0.94)       $  0.13     $ (0.89)
Extraordinary item                                       (0.21)        --          (0.21)         --
                                                         -----      -----          -----       -----
Net loss per common and equivalent share               $ (0.17)   $ (0.94)       $ (0.08)    $ (0.89)
                                                       =======    =======         =======    =======



Fully Diluted Share Base:

Number of common shares outstanding,
   end of period                                        10,052      9,313          10,052      9,424
Assumed conversion of preferred stock                    1,000        198           1,000         98
Weighted average number of common
   stock equivalents                                        62         38              44        158
                                                           ---        ---             ---        ---
Weighted average number of common and
   equivalent shares outstanding                        11,114      9,549          11,096      9,680
                                                        ======     ======          ======     ======



 (1) This  calculation is submitted in accordance  with  Regulation S-K item 601
     (b)(11), although it is contrary to APB Opinion No. 15 because it includes the conversion of all convertible securities, even though the conversion of certain of these securities produces an anti-dilutive effect on fully diluted earnings per share.